Exhibit 31.2

CERTIFICATION

I, David Morris, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of RBB Bancorp for the year ended December 31, 2021; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 31, 2022	By:	/s/ David Morris
David Morris,
Executive Vice President and Chief Financial Officer